SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005 (August 25, 2005)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01               Entry into a Material Definitive Agreement.

On August 25, 2005, AXIS Capital Holdings Limited, a Bermuda company (the “Company”), entered into a new five year $1.5 billion credit facility with a syndicate of commercial banks led by JPMorgan Chase Bank, N.A., as administrative agent and lender.  Under the terms of the new credit facility, up to $1.5 billion may be used by the Company, AXIS Specialty Limited, AXIS Re Limited and AXIS Specialty Europe Limited to issue letters of credit and up to $500 million for revolving loans.  In addition, the Company anticipates that the its U.S. insurance companies (AXIS Reinsurance Company, AXIS Specialty Insurance Company, AXIS Surplus Insurance Company and AXIS Insurance Company) will become parties to the credit facility upon receipt of regulatory approvals from each of their respective state insurance authorities.  The commitment of the lenders to issue letters of credit and make loans may be increased by $500 million to an amount not to exceed $2 billion at the Company’s option.  The new credit facility also contains various covenants with which the Company must comply, including limitations on fundamental changes, indebtedness, liens, investments and transactions with affiliates and a requirement as to the Company’s minimum consolidated net worth.

JPMorgan Chase Bank, N.A. and certain of the commercial banks that are parties to the new credit facility and/or their affiliates have performed investment banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees.

Item 1.02               Termination of a Material Definitive Agreement.

On August 25, 2005, the Company terminated its existing three-year $750 million credit facility with a syndicate of commercial banks led by JPMorgan Chase Bank, N.A., as administrative agent.  This credit facility contained various covenants with which the Company had to comply, including limitations on fundamental changes, indebtedness, liens, investments and transactions with affiliates and a requirement as to the Company’s consolidated net worth.  This credit facility was replaced by the new credit facility described above.  No early termination penalties were paid by the Company in respect of the early termination of this credit facility.

JPMorgan Chase Bank, N.A. and certain of the commercial banks that were parties to the this credit facility and/or their affiliates have performed investment banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees.

Item 9.01.              Financial Statements and Exhibits

(c)                           Exhibits

10.14       Credit Agreement dated August 25, 2005 among the Company, AXIS Specialty Limited, AXIS Re Limited, AXIS Specialty Europe Limited, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2005	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Carol S. Rivers
Carol S. Rivers
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
10.14

Credit Agreement dated August 25, 2005 among the Company, AXIS Specialty Limited, AXIS Re Limited, AXIS Specialty Europe Limited, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.